UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Units	EPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

September 2020 364-Day Revolving Credit Agreement

On September 8, 2020, Enterprise Products Operating LLC, a Texas limited liability company (“EPO”) and the operating subsidiary of Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), entered into a 364-Day Revolving Credit Agreement among EPO, as Borrower; Citibank, N.A. as Administrative Agent; JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Union Bank, Ltd., Truist Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents; The Bank of Nova Scotia, Houston Branch, Barclays Bank PLC, Royal Bank of Canada, Sumitomo Mitsui Banking Corp., and The Toronto-Dominion Bank, New York Branch, as Co-Documentation Agents; and the lenders party thereto (the “September 2020 364-Day Credit Agreement”). Under the terms of the September 2020 364-Day Credit Agreement, EPO may borrow up to $1.5 billion (which may be increased by up to $200 million to $1.7 billion at EPO’s election, provided certain conditions are met) at a variable interest rate for a term of 364 days, subject to the terms and conditions set forth therein.

The September 2020 364-Day Credit Agreement replaces EPO’s existing 364-Day Revolving Credit Agreement, dated as of September 10, 2019 (which provided for an aggregate borrowing capacity of $1.5 billion and had a maturity date of September 8, 2020), among EPO, Citibank N.A., as Administrative Agent, and the lenders party thereto. EPO may use the proceeds from loans under the September 2020 364-Day Credit Agreement for working capital, capital expenditures, acquisitions and other company purposes.

EPO’s obligations under the September 2020 364-Day Credit Agreement are not secured by any collateral; however, they are guaranteed by the Partnership pursuant to a Guaranty Agreement (the “September 2020 Guaranty Agreement”). Amounts borrowed under the September 2020 364-Day Credit Agreement mature on September 7, 2021, although EPO may, between 15 and 60 days prior to the maturity date, elect to have the entire principal balance then outstanding continued as non-revolving term loans for a period of one additional year, payable on September 7, 2022.

In addition to interest payments on outstanding borrowings, on a quarterly basis, EPO is required to pay a facility fee on each lender’s commitment irrespective of commitment usage. The facility fee amount and the applicable rate spread for loans under the September 2020 364-Day Credit Agreement will vary based on EPO’s senior debt credit rating.

The September 2020 364-Day Credit Agreement contains customary representations, warranties, covenants (affirmative and negative) and events of default, the occurrence of which would permit the lenders to accelerate the maturity date of amounts borrowed under the September 2020 364-Day Credit Agreement. The September 2020 364-Day Credit Agreement also restricts EPO’s ability to pay cash distributions to the Partnership if an event of default (as defined in the September 2020 364-Day Credit Agreement) has occurred and is continuing at the time such distribution is scheduled to be paid or would result therefrom.

The descriptions of the September 2020 364-Day Credit Agreement and the September 2020 Guaranty Agreement in this Item 1.01 are qualified in their entirety by reference to the full text of the September 2020 364-Day Credit Agreement and the September 2020 Guaranty Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Termination of April 2020 364-Day Revolving Credit Agreement

As previously disclosed, in order to provide an incremental $1.0 billion of borrowing capacity in addition to the aggregate borrowing capacity then available under its existing credit agreements, on April 3, 2020 EPO entered into a 364-Day Revolving Credit Agreement among EPO, as Borrower; Citibank, N.A. as Administrative Agent; and the lenders party thereto (the “April 2020 364-Day Credit Agreement”). The April 2020 364-Day Credit Agreement enhanced EPO’s financial flexibility during the economic downturn caused by the COVID-19 pandemic. Under the terms of the April 2020 364-Day Credit Agreement, EPO could borrow up to $1.0 billion at a variable interest rate for a term of 364 days (maturing on April 2, 2021), subject to the terms and conditions set forth therein.

In August 2020, EPO issued $1.0 billion in principal amount of 3.20% senior notes due February 2052 and $250.0 million in principal amount of 2.80% reopened senior notes due January 2030. EPO received aggregate net proceeds of $1.25 billion from the sale of such senior notes after deducting underwriting discounts and other estimated offering expenses.

Following the completion of the August 2020 senior notes offering and the execution of the September 2020 364-Day Credit Agreement described in Item 1.01 above, EPO management concluded that the incremental borrowing capacity provided by the April 2020 364-Day Credit Agreement is no longer needed; therefore, EPO elected to terminate the April 2020 364-Day Credit Agreement effective as of September 11, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 8, 2020, EPO entered into the September 2020 364-Day Credit Agreement. The information relating to the September 2020 364-Day Credit Agreement and the related September 2020 Guaranty Agreement, as set forth under Item 1.01, is incorporated by reference into this Item 2.03. The September 2020 364-Day Credit Agreement is filed as Exhibit 10.1 hereto, the September 2020 Guaranty Agreement is filed as Exhibit 10.2 hereto, and each is incorporated herein by reference.

As of September 11, 2020, after giving effect to the transactions described in Items 1.01 and 1.02 above, EPO has no borrowings outstanding under its revolving credit facilities.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	364-Day Revolving Credit Agreement, dated as of September 8, 2020 among Enterprise Products Operating LLC, the Lenders party thereto, and Citibank, N.A. as Administrative Agent.

10.2	Guaranty Agreement, dated as of September 8, 2020, by Enterprise Products Partners L.P. in favor of Citibank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC, its General Partner

Date: September 11, 2020	By:	/s/ R. Daniel Boss
	Name:	R. Daniel Boss
	Title:	Executive Vice President – Accounting, Risk Control and Information Technology

	By:	/s/ Michael W. Hanson
	Name:	Michael W. Hanson
	Title:	Vice President and Principal Accounting Officer

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